EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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April 21, 2004


FOR MORE INFORMATION, CONTACT:
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John M. Lilly, Treasurer and Chief Financial Officer (413) 747-1465


Nasdaq Symbol - WBKC





          WESTBANK CORPORATION REPORTS INCREASED FIRST QUARTER EARNINGS



West Springfield, MA -- Westbank Corporation (Nasdaq: WBKC) today reported net income of $1,585,000 for the quarter ended March 31, 2004, representing $.34 per share (diluted). This is an increase of $79,000 or 5% over last year's first quarter earnings of $1,506,000 or $.33 per share (diluted).

The Corporation has seen significant growth in deposits and investments. Deposits have increased by $34 million and total $570 million, while investments increased by $128 million versus March 31, 2003. During the same period, loans declined to $425 million, the result of the Corporation's decision to sell and securitize a significant portion of its fixed rate residential real estate portfolio.

Donald A. Chase, President and Chief Executive Officer, said, "Although residential refinancing has slowed significantly during the first quarter, we have begun to see signs of an upturn in commercial loan volume." As of March 31, 2004, commercial loans and commercial mortgages increased $22 million or 14% compared to March 31, 2003.

As of March 31, 2004, assets increased to $732 million compared to $654 million at March 31, 2003, an increased of $78 million or 12%. Net interest income for the quarter ended March 31, 2004 was $5,531,000 versus $5,516,000 for the same period last year. The Corporation's net interest margin stood at 3.31% for the quarter ended March 31, 2004. Non-interest income total $1,316,000 for the quarter ended March 31, 2004 versus $993,000 for the quarter ended March 31, 2003. Included in the results for the quarter was income from life insurance proceeds totaling $180,000 and gains from the sale of securities and loans totaling $62,000 and $380,000 respectively, compared to gains on securities during 2003 of $259,000.

Operating expenses for the three months ended March 31, 2004 totaled $4,586,000 versus $4,162,000 for the same period of 2003.

Stockholders' equity at March 31, 2004 totaled $47,354,000, representing a book value of $10.62, compared to $42,942,000 on March 31, 2003. The results of the quarter ended March 31, 2004 represent a return on average equity of 13.9%, while return on average assets totaled .88%.

Westbank Corporation is the holding company for Westbank of West Springfield, Massachusetts, a commercial bank and trust company operating 18 banking offices in Massachusetts and Connecticut.

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CONDENSED CONSOLIDATED BALANCE SHEETS
Westbank Corporation and Subsidiaries


March 31 (Unaudited)
(Dollar amounts in thousands)                            2004            2003
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ASSETS
Cash and due from banks
   Non-interest bearing                               $  14,095       $  15,583
   Interest bearing                                          60              94
Federal funds sold                                        6,501          38,468
Securities held to maturity                              40,963             377
Securities available for sale                           214,827          95,866
Loans                                                 $ 425,373       $ 479,264
   Less allowance for loan losses                         4,294           5,182
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Net loans                                               421,079         474,082
Bank premises and equipment                               6,618           6,434
Other real estate owned - net                               705
Intangible assets                                         8,837           8,837
Investment in unconsolidated investee                       526             526
Other assets                                             17,672          13,678
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Total Assets                                          $ 731,883       $ 653,945
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Liabilities and Equity
Deposits
   Non-interest bearing                               $  75,221       $  73,489
   Interest bearing                                     495,187         463,221
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      Total deposits                                    570,408         536,710
Funds borrowed                                           91,877          52,276
Payable to Westbank Capital Trust 1                      17,526          17,526
Other liabilities                                         4,718           4,491
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   Total Liabilities                                    684,529         611,003
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Stockholders' equity
   Common stock                                           9,047           9,047
   Additional paid in capital                            14,277          14,492
   Retained earnings                                     23,688          19,755
   Treasury stock                                        (1,167)         (2,057)
   Accumulated other comprehensive income                 1,509           1,705
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      Total stockholders' equity                         47,354          42,942
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Total Liabilities and Stockholders' Equity            $ 731,883       $ 653,945
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CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Westbank Corporation and Subsidiaries

                                                                            Quarter and
March 31 (Unaudited)                                                    Three Months Ended
(Dollar amounts in thousands, except per share data)                    2004            2003
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
Income:
   Interest and fees on loans                                     $    6,189      $    7,633
   Interest on securities                                              2,864           1,669
   Interest on federal funds sold                                          7              62
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Total interest income                                                  9,060           9,364
Interest expense                                                       3,529           3,848
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Net interest income                                                    5,531           5,516
Provision for loan losses
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Net interest income after provision for loan losses                    5,531           5,516
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Gain/(loss) on sale of securities available for sale                      62             259
Gain on sale of loans                                                    380
Other non-interest income                                                874             734
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Total non-interest income                                              1,316             993
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Operating expenses:
   Salaries and benefits                                               2,596           2,370
   Other operating expenses                                            1,529           1,347
   Occupancy - net                                                       461             445
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Total operating expenses                                               4,586           4,162
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Income before income taxes                                             2,261           2,347
Income taxes                                                             676             841
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Net income                                                        $    1,585      $    1,506
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Earnings per share
       - Basic                                                    $     0.36      $     0.35
       - Diluted                                                  $     0.34      $     0.33
Weighted average shares outstanding
       - Basic                                                     4,429,208       4,344,446
       - Diluted                                                   4,704,123       4,508,958
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